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     ADMINISTRATOR NAME: AMERICAN UNITED LIFE INSURANCE COMPANY ("AUL") AND
                      ONEAMERICA SECURITIES, INC. ("OAS")

                          FINANCIAL SERVICES AGREEMENT

This Agreement is made as of 08/15/2018, by and between Cohen & Steers Securities, LLC ("Distributor") and AUL and OAS, (hereinafter referred to, as applicable, as "Administrator").

WHEREAS, Administrator desires to enter into an agreement with Distributor relating to shares of common stock ("Shares") of the open-end registered investment companies set forth on Schedule A and such future open-end registered investment companies (each a "Fund" and collectively the "Funds"), for which Distributor is the principal underwriter, as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, Administrator issues group annuity contracts ("Contracts") to certain retirement plans qualified under Section 401 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), and governmental deferred compensation plans described in Section 457(b) of the Code (collectively, "Plans") under which the Administrator provides certain recordkeeping and related administrative services to such Plans and their participants ("Participants"); and

WHEREAS, various Participants or an investment adviser, trustee, sponsor or administrative committee of a Plan ("Plan Representative") may instruct Administrator to invest a portion of their accounts in Shares; each Participant shall have an undivided beneficial interest in the Shares to be maintained by Administrator; and

WHEREAS, certain policies, procedures and information are necessary to enable Administrator to have the accounts purchase and sell Shares.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed that the parties' respective rights and obligations shall be as follows:

1. PROVISION OF SERVICES. Administrator agrees to provide participant accounting, record-keeping and shareholder, administrative or other services for Administrator's Participants who own Shares through accounts in one or more Funds (each an "Account"), as specified on Schedule B. The term "Participant" is notwithstanding that the retirement plan may be deemed to be the beneficial owner of Shares.

2. LIMITED AGENCY. Distributor hereby appoints Administrator as the Funds' agent for the limited purpose of accepting Plan Representative or Participants' purchase and redemption orders for Shares. Other than as specifically provided herein, nothing in this Agreement shall be construed to establish a joint venture between Distributor and Administrator or establish either of Distributor or Administrator as an agent, partner or employee of the other, nor shall anything in this Agreement be construed to establish Administrator or the Funds as an agent, partner or employee of the other. Administrator understands that the Funds' activities may be performed on their behalf by Distributor or the Funds' investment adviser, transfer agent or other authorized service providers.

3.    OFFERING PRICE; OPERATIONAL PROCEDURES.

      (a) All orders for the purchase of a Fund's Shares shall be executed at the then-current public offering price per Share (I.E., the net asset value per Share plus the applicable sales charge, if any), and all orders for the redemption of a Fund's Shares shall be executed at the then-current net asset value per Share, less the applicable deferred sales charge, redemption fee or similar charge or fee, if any, in each case as described in the Fund's prospectus and statement of additional information (the "Prospectus"). The minimum initial purchase order and minimum subsequent purchase order shall be as set forth in the Prospectuses. All orders are subject to acceptance or rejection in the sole discretion of Distributor and/or the Funds or their agent, and orders shall be effective only upon receipt in proper form.

                                      B-2
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      (b)   Plan Representative or Participant orders for the purchase or redemption of Shares through the Accounts shall be processed in accordance with the Operating Procedures specified on Schedule C.

            (i) Administrator represents that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures designed to ensure that any and all orders for the purchase, sale or exchange of Shares communicated by Administrator to Distributor or the Funds' transfer agent to be treated in accordance with Schedule C as having been received on a Business Day (as defined in Schedule C) were received by Administrator by the Close of Trading (as defined in Schedule C) on such Business Day and were not modified after the Close of Trading, and that all Share orders received from Plan Representative or Participants and not specifically rescinded by the Close of Trading were communicated to Distributor or the Funds' transfer agent as received for that Business Day.

            (ii) Each transmission of Share orders by Administrator shall constitute a representation by Administrator that such orders are accurate and complete and are as received by Administrator by the Close of Trading on the Business Day for which the order is to be priced and that such transmission includes all Share orders received from Plan Representative or Participants and not specifically rescinded by the Close of Trading.

            (iii) Administrator will date and time stamp orders for the purchase, sale or exchange of Shares received by Administrator, or will otherwise maintain records sufficient to document the date and time of its receipt of orders.

      (c) Administrator agrees not to seek a net asset value per Share of a Fund as of a time other than the next calculated net asset value per Share following Administrator's receipt of a a Plan Representative or Participant order ("As of Trade") or to cancel or change a previously placed Account order without the prior approval of Distributor or the Fund. Administrator acknowledges that Distributor and the Funds shall have complete and sole discretion as to whether or not to accept an As of Trade or to make a cancellation or change. If an As of Trade is authorized by Distributor or a Fund to be processed as of a particular Business Day, Administrator hereby warrants that such trade relates only to Plan Representative or Participant orders received by Administrator by the Close of Trading. on that Business Day. If Administrator seeks to cancel or change a previously placed Account order, Administrator represents that such cancellation or change is solely to correct an erroneously placed order.

4. OFFERING OF SHARES. In no way shall the provisions of this Agreement limit Distributor's or the Funds' authority and discretion to take such action as Distributor or the Funds may deem appropriate or advisable, without notice, in connection with all matters relating to the operation of the Funds and the sale of Shares, including the right to suspend sales or withdraw the offering of Shares of one or more Funds. Distributor will advise Administrator of any U.S. states and other U.S. jurisdictions where the Shares are not qualified for sale, and Administrator will not make offers or sales in such states and jurisdictions or outside the U.S. Administrator will make offers of Shares only in those states where Shares are qualified for sale and Administrator will ensure that it (including Administrator's associated persons) are appropriately licensed and qualified to offer and sell Shares in any state or jurisdiction that requires such licensing or qualification. Neither Distributor nor the Fund shall have any obligation or responsibility to make Shares available for sale in any jurisdiction or to maintain such availability.

5. FEES. In consideration of the services described herein, Distributor agrees to pay, or cause its designee to pay, to the Administrator, fees at the annual rate set forth on Schedule A, paid quarterly in arrears based on the average daily net asset value of Plan Representative or Participants' Shares held during the relevant period (such net asset value to be computed in the manner specified in the Funds' charter documents and Prospectuses). The fees will equal the product of the average daily net asset value of Plan Representative of Participants' Shares held during the quarter multiplied by the fee rate specified in Schedule A, multiplied by the number of days in the quarter, and divided by 365 days. Administrator will be responsible for calculating fees due in accordance with the prior methodology and for invoicing Distributor for the amount of fees due as set forth in this Agreement on a quarterly basis. As part of its invoice, Administrator shall supply such documentation and information supporting its calculations, including, but not limited to, average assets held, number of accounts and relevant platforms or programs

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by CUSIP. In connection with the payment of fees, Administrator agrees to invoice Distributor, in electronic format (or via hard copy if electronic means are not available), for fees due no later than thirty (30) days following a quarter ended. Distributor will not be responsible for payment of invoices received ninety (90) or more days following a quarter ended. Administrator's acceptance of any fees for such services shall constitute Administrator's representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed at each acceptance) that Administrator's receipt of such fees is lawful.

6. SALES CHARGES. This Section 6 is applicable only to those Funds, and classes of Shares of such Funds, which impose an initial or contingent deferred sales charge, as described in the applicable Prospectuses. Unless otherwise indicated on Schedule A, Administrator shall be entitled to receive such initial and contingent deferred sales charges (or portions thereof) and dealer reallowances as described in the Funds' Prospectuses, to the extent such sales charges are collected from Plan Representative or Participants. The sales charge and/or dealer reallowance may be changed at any time in Distributor's sole discretion by amendment or revision of, or supplement to, a Fund's Prospectus.

      (a) The dealer reallowance to be paid to Administrator in connection with sales to Plan Representative or Participants pursuant to special features of a Fund (such as letters of intent and rights of accumulation) shall be based on the net amount actually purchased by a Plan Representative or Participant in connection with such sales and otherwise in accordance with the terms and conditions set forth in the current Fund Prospectus.

      (b) In determining the amount of any dealer reallowance payable to Administrator hereunder, Distributor reserves the right to exclude any sales that Distributor reasonably determines are not made in accordance with the terms of the applicable Prospectus or this Agreement.

      (c) Plan Representative or Participants may be entitled to a reduction in the initial sales charge on purchases, as described in the Prospectuses. Administrator agrees to obtain from Plan Representative or Participants all necessary information to allow Administrator to provide any available reductions, to inform Administrator's Plan Representative or Participants of applicable reduction opportunities and to inquire about other qualifying holdings that might entitle Plan Representative or Participants to receive reductions. Administrator agrees to advise Distributor contemporaneously with each purchase as to amounts of any and all sales by Administrator qualifying for a reduced sales charge. Administrator agrees to furnish to Distributor sufficient information to permit confirmation of qualification for a reduced sales charge, and acceptance of the purchase order is subject to such confirmation. Unless Administrator advises Distributor to the contrary contemporaneously with a purchase, the Shares ordered will be deemed to be the total holdings of any specified Plan Representative or Participant.

      (d) Administrator understands that the Funds may offer Shares in multiple classes and acknowledges that Administrator is fully informed of the different features of each class and has chosen which class or classes of Shares to make available to its Plan Representative or Participants, based on the services offered to Plan Representative or Participants investing in such class or classes of Shares. If Administrator offers more than one class of Shares of a Fund to its Plan Representative or Participants, Administrator represents and warrants that (i) different fees charged to different classes of Shares will be fully disclosed to Plan Representative or Participants and (ii) if Administrator recommends transactions in Shares, Administrator has established compliance procedures designed to ensure that each Plan Representative or Participant is made aware of the terms of each available class of Shares, to ensure that Administrator's agents recommend only Shares that are appropriate investments for each Plan Representative or Participant, to ensure that the Plan Representative or Participant is availed of the opportunity to obtain initial sales charge reductions as detailed in the Prospectuses and to ensure proper supervision of Administrator's agents in recommending and offering different classes of Shares to Plan Representative or Participants.

Administrator is responsible for advising its Plan Representative or Participants of relevant purchase, redemption, and exchange policies including, but not limited to, sales charges, redemption fees, exchange limitations, breakpoints, minimum or maximum purchase restrictions, and the availability of any reduced sales charges.

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7.    ADVERTISING MATERIALS AND SALES LITERATURE: FUND DOCUMENTATION.

      (a) In placing an order to purchase Shares of a Fund, Administrator shall rely solely and conclusively on the representations contained in the Fund's Prospectus. Administrator agrees that none of Administrator nor any of its employees or agents are authorized to make any statement or representation concerning the Shares or a Fund except those contained: (i) in the relevant Fund's then-current Prospectus (including any summary prospectus) and/or statement of additional information, each as amended, revised or supplemented (collectively, the "Prospectus"), or (ii) in such advertising material or sales literature as may be supplied by Distributor or authorized by Distributor in writing. Administrator understands that any supplemental sales literature, if distributed, must be preceded or accompanied by the relevant Fund's current Prospectus (as amended, revised or supplemented). Advertising material and sales literature provided by Distributor that are designated as being for internal or broker-dealer use only may not be disseminated to the public.

      (b) Distributor shall, as applicable, provide Administrator upon request reasonable quantities, at a single address, of: Prospectuses, proxy or information statements and related materials such as notices and proxy cards, shareholder reports and any other materials required to be delivered to record holders of Shares (collectively, "Fund Documentation"). Administrator shall be responsible for delivery of Fund Documentation to Plan Representative or Participants in accordance with applicable law, including, without limitation, delivering Prospectuses and shareholder reports to Plan Representative or Participants on request in accordance with Rule 498 under the Securities Act of 1933, as amended (the "Securities Act"). Neither Distributor nor the Funds shall be responsible for the cost of distributing such materials to Plan Representative or Participants.

      (c) Each party to this Agreement will provide the other party with such information or documentation necessary for the other party to fulfill its obligations hereunder and such other information or documentation as each party may reasonably request.

8. REPRESENTATIONS, WARRANTIES AND COVENANTS. The following representations, warranties and covenants are in addition to those made elsewhere in this Agreement.

      (a) Each party to this Agreement hereto hereby represents, warrants and covenants, as applicable, to the other party that:

            (i) it is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was organized;

            (ii) it will comply with all laws and rules and regulations of governmental authorities and regulatory agencies applicable to it by virtue of entering into and performing this Agreement, including, but not limited to, the Foreign Account Tax Compliance Act;

            (iii) its execution, performance and delivery of this Agreement will not violate any of its contractual obligations or any applicable laws and rules and regulations of governmental authorities and regulatory agencies;

            (iv) it has full power and authority under applicable law, and has taken all necessary actions, to enter into and perform this Agreement; the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement; and, assuming due and valid execution and delivery by the other party, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

            (v) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

      (b)   Distributor hereby represents and warrants to Administrator that:

            (i) it is duly registered as a broker-dealer pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

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            (ii)  each Fund is registered as an investment company under the
            1940 Act, and the Shares are registered under the Securities Act.

      (c) Administrator hereby represents, warrants and covenants to, and agrees with, Distributor, as applicable, that:

            (i) Administrator is registered as a broker-dealer pursuant to the Exchange Act or, if Administrator is not registered as a broker-dealer pursuant to the Exchange Act, Administrator is not required to be so registered in order to perform the services, and receive the fees, specified in this Agreement;

            (ii) if Administrator is not registered as a transfer agent pursuant to the Exchange Act, Administrator is not required to be so registered in order to perform the services, and receive the fees, specified in this Agreement;

            (iii) if Administrator is required to be a member of the Financial Industry Regulatory Authority ("FINRA"), Administrator is a member in good standing and will comply with applicable rules of FINRA, including any requirements as to suitability of Shares for Plan Representative or Participants, and Administrator will inform Distributor promptly of any pending or threatened action or proceeding by FINRA bearing on Administrator's membership with FINRA and of any suspension or termination of such membership;

            (iv) Administrator will ensure that all fees and compensation received pursuant to this Agreement, including compensation referred to herein as described in the Prospectuses, are disclosed to Plan Representative or Participants as required by law, and Administrator will otherwise comply with applicable law in performing the services specified in this Agreement;

            (v) Administrator will not be a "fiduciary" (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as it may be amended from time to time, in connection with the performance of this Agreement and any transactions contemplated hereby with respect to any person or entity subject to Title I of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan (within the meaning of Section 3(32) of ERISA;

            (vi) Administrator's receipt of fees and other compensation, direct and indirect under and the performance of the services specified in this Agreement and the transactions related thereto will not constitute a non-exempt "prohibited transaction" as such term is defined in Section 406 of ERISA and Section 4975 of the Code, or with respect to any governmental plan, any similar prohibition under applicable law;

            (vii) Administrator has full authority to act on behalf of Plan Representative or Participants in the manner contemplated by this Agreement, and each time Administrator so acts it shall be deemed to have restated this representation and warranty;

            (viii) Administrator is responsible for the instruction and training of all sales personnel employed by Administrator or registered as a broker or sales representative with Administrator, in order that all Shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules, and regulations;

            (ix) Distributor and the Funds and their agents are entitled to rely on oral and written instructions reasonably believed to be genuine and to have been given by or on behalf of Administrator;

            (x) Administrator will, on reasonable request of Distributor, (A) provide Distributor with copies of its compliance policies and procedures related to performance of this Agreement or the agreements, representations, warranties, or covenants of Administrator herein ("Compliance Matters"), (8) provide Distributor with such certifications and representations regarding Compliance Matters, (C) provide third party assessments of the

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            Administrator's internal controls related to performance of this
            Agreement such as the Financial Administrator Controls and Compliance Assessment (FICCA) or SSAE16, and (D) permit Distributor or the Funds or their agents, as well as appropriate regulatory authorities, to obtain information and records, and to inspect Administrator's facilities, relating to Compliance Matters;

            (xi) Administrator will impose any applicable redemption fee on Shares as described in the Prospectuses;

            (xii) Administrator will not withhold placing orders received from Plan Representative or Participants so as to profit as a result of such withholding by a change in net asset value or otherwise;

            (xiii) Administrator will use best efforts to determine, promptly upon the Request (as defined below) of a Fund, but not later than five Business Days after Administrator's receipt of such Request, whether any specific person or entity about whom the Fund has received information pursuant to Section 9(a) of this Agreement is an "indirect intermediary" as defined in Rule 22c-2 under the 1940 Act ("Indirect Intermediary") and, upon further Request from the Fund, promptly (but not later than five Business Days after receipt of such Request) either:

                  a) provide (or arrange to have provided) the identification and transaction information set forth in Section 9(a) below of this Agreement regarding such persons who hold Shares through the Indirect Intermediary; or

                  b) restrict or prohibit the Indirect Intermediary from purchasing Shares on behalf of itself or other persons.

                  Administrator agrees to inform the Fund whether Intermediary plans to perform (a) or (b) above.

            (xiv) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the National Securities Clearing Corporation (the "NSCC") Standardized Data Report Format, or any other format acceptable to the Fund.

            (xv) Administrator will maintain insurance coverage issued by a qualified insurance carrier appropriate in light of its duties under this Agreement; and

            (xvi) Administrator will comply with any other applicable requirement set forth in the Prospectuses, if applicable to Administrator, not specifically enumerated above.

9.    PLAN REPRESENTATIVE OR PARTICIPANTS TRANSACTION INFORMATION.

      (a) AGREEMENT TO PROVIDE INFORMATION. Administrator agrees to provide each Fund, upon written request (which may include electronic writings and facsimile transmissions, a "Request"), the taxpayer identification number (the "TIN"}, the Individual/International Taxpayer Identification Number ("ITIN") or other government-issued identifier ("GII"), if known, of any or all Plan Representative or Participants who have purchased, redeemed, transferred or exchanged Shares held through an Account with Administrator during the period covered by the Request and the amount, date, name or other identifier of any investment professionals associated with the Plan Representative or Participants or Accounts (if known), and the transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer or exchange of Shares.

            (i) PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed 180 days from the date of the Request for which transaction information is sought. The Fund may request transaction information older than 180 days from the date of the Request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of its Shares.

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            (ii)  FORM AND TIMING OF RESPONSE. Administrator agrees to transmit the requested information that is on Administrator's books and records to the Fund or its designee promptly, but in any event not later than 10 Business Days after receipt of a Request.

            (iii) LIMITATIONS ON USE OF INFORMATION. Distributor agrees, on behalf of itself and the Funds, not to use the information received for marketing or any other similar purpose without Administrator's prior written consent. However, this provision shall not limit the use of publicly available information, information already in the possession of the Distributor or the Funds at the time the information is received pursuant to this Agreement, or information which comes into the possession of the Distributor or the Funds from a third party,

      (b) AGREEMENT TO RESTRICT TRADING. Administrator agrees to execute a Request to restrict or prohibit further purchases or exchanges of Shares by a Plan Representative or Participant that has been identified by a Fund as having engaged in transactions in Shares (directly or indirectly through an Account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of its Shares.

            (i) FORM OF INSTRUCTIONS. Such Request must include the TIN, ITIN or GII if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Plan Representative or Participants or Accounts or other agreed upon information to which the instruction relates.

            (ii) TIMING OF RESPONSE. Administrator agrees to execute the Request as soon as reasonably practicable, but not later than five Business Days after Administrator's receipt of the instructions.

            (iii) CONFIRMATION. Administrator agrees to provide written confirmation to the Fund as soon as reasonably practicable that the Request has been executed, but not later than 10 Business Days after the Request has been executed.

      (c) SHARE HOLDINGS THROUGH INDIRECT INTERMEDIARIES. Administrator will use best efforts to determine, promptly upon the Request of a Fund, but not later than five Business Days after Administrator's receipt of the Request, whether any specific person or entity about whom the Fund has received information pursuant to Section 9(a) of this Agreement is an "indirect Administrator" as defined in Rule 22c-2 under the 1940 Act ("Indirect Administrator") and, upon further Request from the Fund, promptly (but not later than five Business Days after receipt of such Request) either:

            (i) provide (or arrange to have provided) the identification and transaction information set forth in Section 9(a) of this Agreement regarding such persons who hold Shares through the Indirect Administrator; or

            (ii) restrict or prohibit the Indirect Administrator from purchasing Shares on behalf of itself or other persons.

Administrator agrees to inform the Fund whether Administrator plans to perform
(i) or (ii) above.

      (d) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the National Securities Clearing Corporation (the "NSCC") Standardized Data Report Format, or any other format acceptable to the Fund.

10.   PRIVACY AND DATA SECURITY; ANTI-MONEY LAUNDERING.

      (a) Each party to this Agreement agrees that it will comply with all applicable state and federal laws and regulations relating to consumer privacy and data security ("Privacy Law") and that it is prohibited from using or disclosing any nonpublic personal information (as defined in Regulation S-P, or any similar term or terms as defined in other applicable Privacy Law, "Participant Information") received from the other party other than (i) as required by law, regulation or rule; (ii) as permitted in writing by the disclosing party; or (iii) as necessary to perform this Agreement or to service Plan Representative or Participants, in each case in compliance with the reuse and redisclosure provisions of Privacy Law. Each party shall use its best efforts to (A) cause its employees and agents to be informed of and to be bound by Privacy Law and the provisions of this Agreement and (B) maintain physical, electronic, procedural and any other appropriate or required safeguards to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use or disclosure of, Participant Information, in compliance with applicable Privacy Law. If requested by Distributor, Administrator agrees to deliver the then-current privacy notice pursuant to Regulation S-P of Distributor and the Funds (the "Privacy Policy") to any Plan Representative or Participant who purchases Shares from or through Administrator, at or prior to the time of the initial purchase of Shares and annually thereafter, if the Participant would be considered a "consumer" or "customer" (each as defined in Regulation S-P) of Distributor and/or the Funds, and Distributor will provide Administrator with copies of the Privacy Policy sufficient for this purpose as advised by Administrator.

      (b) Administrator has implemented and currently maintains an effective information security program to protect customer information, which program includes administrative, technical and physical safeguards to ensure the security and confidentiality of any nonpublic personal information, to protect against any threats or hazards to the security and integrity of the nonpublic personal information, and to protect against unauthorized access to or use of the nonpublic personal information. To the extent any responsibilities with respect to privacy and data security have been delegated to an agent, subcontractor or other third party, Administrator shall take reasonable steps to ensure that such party or parties adhere to the same requirements herein.

      (c) If a person or entity obtains unauthorized access to any nonpublic personal information or if Administrator intentionally or unintentionally discloses any nonpublic personal information to another person or entity in violation of applicable law, Administrator shall Immediately disclose to Distributor and the Funds the details regarding the unauthorized access or disclosure.

      (d) Administrator has adopted and implemented anti-money laundering and other compliance policies and procedures that comply with the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act of 2001") and other laws of similar applicability. Administrator's anti-money laundering compliance policies and procedures comply with all money laundering and currency transaction reporting laws, regulations, requirements and guidance applicable to the Funds or to Administrator (if applicable, as record holder of Shares for which Administrator maintains information regarding beneficial owners of Shares), including those relating to Participant identification and verification; monitoring for Specially Designated Nationals and Blocked Persons named on the U.S. Treasury Department's Office of Foreign Assets Control list or other similar governmental lists; suspicious activity reporting; and recordkeeping requirements (collectively, "AML Requirements"), and with any "money laundering" guidelines as may be provided by, or agreed with, Distributor or the Funds. Administrator will ensure the ability of federal examiners to obtain information and records relating to AML Requirements and the ability of Distributor and the Funds or their agents to inspect Administrator's records and facilities regarding compliance with AML Requirements.

      (e) If Administrator is required to maintain an anti-money laundering program, it has filed the requisite certification with the Financial Crimes Enforcement Network to allow Administrator to share information pursuant to
Section 314(b) of the USA PATRIOT Act of 2001.

11.   INDEMNIFICATION; ADJUSTMENTS.

      (a) Distributor shall release, indemnify and hold harmless Administrator and each of Administrator's affiliates, trustees, directors, members, officers, employees and agents (the "Administrator indemnities") from and against any and all losses, claims, damages, demands, actions, liabilities, costs and expenses (including reasonable attorneys' fees) ("Losses") incurred by the Administrator indemnities arising out of or attributable to (i) any untrue statement, or alleged untrue statement, of a material fact contained in any Prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any Prospectus, or necessary to make the statements therein not misleading or (ii) a material breach of this Agreement by Distributor.

      (b) Administrator shall release, indemnify and hold harmless Distributor and the Funds and each of Distributor's or the Funds' affiliates, directors, members, officers, employees and agents (the "Fund indemnities") from and against any and all Losses incurred by the Fund indemnities arising out of or attributable to (i) Administrator's bad faith, negligence or willful misconduct in the performance of

Administrator's duties and obligations under this Agreement; (ii) a material breach of this Agreement by Administrator; or (iii) an error in an order for Shares placed with Distributor by Administrator or any redemption or exchange pursuant to instructions reasonably believed by Distributor to be genuine and to have been given by or on behalf of Administrator.

      (c) In the event that Administrator (i) places an As of Trade other than to correct Distributor's or the Fund's error, (ii) places or adjusts trades after the latest time for the placement of orders through the Fund/SERV service of the NSCC or, for manual transactions, the Order Deadline (as defined in Schedule C), or (iii) fails to follow the Operating Procedures set forth on Schedule C, Administrator does hereby release, indemnify and hold harmless the Fund lndemnitees from and against any and all Losses any of them may incur which arise out of or are attributable to such actions.

      (d) Administrator understands that, in accordance with established Fund procedures for correction of errors in the computation of the net asset value of Shares, the Funds or their agents will make adjustments to the number of Shares owned in the Accounts and distribute underpayments to Administrator for credit to the Accounts, as necessary to correct such errors in accordance with Fund procedures. If Administrator, on behalf of Plan Representative or Participants, receives amounts in excess of the amounts to which Administrator otherwise would have been entitled in the absence of any error in the computation of the net asset value of Shares or otherwise as a result of an error of a Fund or its agent, Administrator will use best efforts to collect such amounts from Plan Representative or Participants. If, after such efforts, Administrator is not able to recover all of such overpayment, Administrator will cooperate with Distributor's or a Fund's attempt to recover any portion of the overpayment, including providing Distributor or the Fund with information reasonably available to Administrator as to the identity of the Plan Representative or Participant(s) from whom the remainder has not been recovered.

      (e) The foregoing indemnity agreements are expressly conditioned upon the party from which indemnity is sought (the "Indemnifying Party") being notified of any action brought against the party seeking indemnity (or whose affiliates, trustees, directors, members, officers, employees and agents are seeking indemnity) (collectively, the "Indemnified Party") within fifteen days after the summons or other first legal process shall have been served. The failure to notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to the Indemnified Party except to the extent the Indemnifying Party is harmed thereby. The Indemnifying Party will be entitled to assume the defense of any suit brought to recover Losses. In the event that the Indemnifying Party elects to assume the defense of any such suit and retain counsel, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Indemnifying Party does not elect to assume the defense of any such suit, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party in connection therewith.

      (f) In no event shall either party be liable for special, consequential or incidental damages.

12. NON-EXCLUSIVITY. The parties acknowledge and agree that this Agreement and the arrangements described herein are intended to be non-exclusive and that each party may enter into similar agreements and arrangements with other entities.

13.   TERM.

      (a) Either party may terminate this Agreement on 15 days' notice to the other party.

      (b) Distributor shall have the right to terminate this Agreement, without prior notice, if: (i) Administrator or any of its registered principals become the subject of any investigation or disciplinary action by any governmental, regulatory or judicial authority that has resulted, or for which it appears reasonably likely will result, in the loss or suspension of any required registration, membership or license; (ii) Administrator's ability to perform its obligations under this Agreement has become or is reasonably likely to become impaired; (iii) Administrator otherwise breaches any of the representations, warranties or covenants set forth in this Agreement; or (v) Administrator fails to perform the services contemplated by this Agreement.

      (c) Administrator shall have the right to terminate this Agreement, without prior notice, if: (i) Distributor or any of its registered principals become the subject of any investigation or disciplinary action by any governmental, regulatory or judicial authority that has resulted, or for which it appears reasonably likely will result, in the loss or suspension of any required registration, membership or license; (ii) Distributor's ability to perform its obligations under this Agreement has become or is reasonably likely to become impaired; (iii) Distributor otherwise breaches any of the representations, warranties or covenants set forth in this Agreement; or (v) Distributor fails to perform the services contemplated by this Agreement.

      (d) This Agreement will inure to the benefit of the successors and assigns of either party; however, this Agreement may not be assigned by Administrator without the prior written consent of Distributor.

      (e) This Subsection 13(d) is applicable only to those Funds, and classes of Shares of such Funds, from which Administrator receives fees pursuant to a Plan (defined below) as indicated on Schedule A Notwithstanding contrary provision in Subsection 13(a), Administrator understands that if all or a part of its compensation (as indicated on Schedule A) is from a Fund's Shareholder Services Plan (the "Services Plan") or Distribution Plan or Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plan" and together with the Services Plan each a "Plan" and together the "Plans") (in each case as indicated on Schedule A), as to each Fund, this Agreement: (i) shall continue until the next June 30th and thereafter shall continue automatically for successive annual periods ending on June 30th, provided such continuance is approved by a vote of a majority of the Fund's Board of Directors and the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and have no direct or indirect financial interest in the operation of the Plans or any agreement related to the Plans ("Independent Directors"), cast in person for the purpose of voting on such approval; (ii) is terminable without penalty, at any time, by vote of a majority of the Independent Directors; (iii) (only if Administrator receives fees pursuant to a Distribution Plan) is terminable on not more than 60 days' written notice by vote of holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act); (iv) is terminable upon 15 days' notice by Administrator; and (v) will terminate automatically in the event of its assignment (as defined in the 1940 Act).

14. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their meaning or interpretation.

15.   COMPLETE AGREEMENT; AMENDMENT.

      (a) This Agreement and the Schedules hereto (which are incorporated by reference) contain the full and complete understanding between the parties with respect to the matters covered and contemplated hereunder and supersede all prior agreements or understandings between the parties relating to the subject matter hereof, whether oral or written, express or implied.

      (b) No modification or waiver of any provisions of this Agreement will be binding unless in writing and executed by the party to be bound thereby, except that, notwithstanding anything in this Agreement to the contrary, Administrator's placement of an order to purchase Shares subsequent to its receipt of written notice of amendment of any provision of or Schedule to this Agreement by Distributor shall constitute Administrator's agreement to the amendment.

16. NOTICES. All notices hereunder shall be duly given if delivered (via hand delivery, commercial courier service or certified mail) or sent by confirmed facsimile, to Distributor at 280 Park Avenue, New York, New York 10017,
Attention: General Counsel, facsimile number: 212.832.3232, or to Administrator at the address or number set forth below.

17. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws principles.

18. SURVIVAL. The provisions of sections 10(a) and 11 will survive the termination of this Agreement.

19. EXECUTION. This Agreement may be executed in counterparts, and such counterparts shall together constitute but one and the same instrument.

                                  COHEN & STEERS SECURITIES, LLC


Date: 8/20/18                     By: /s/ Francis C. Poli
      -------------------------       ----------------------------------------
                                      Name: Francis C. Poli
                                      Title: President and Chief Legal Officer

PLEASE RETURN TWO SIGNED COPIES OF THIS AGREEMENT TO DISTRIBUTOR. UPON ACCEPTANCE, ONE COUNTERSIGNED COPY WILL BE RETURNED FOR ADMINISTRATOR'S FILES.


                                  AMERICAN UNITED LIFE INSURANCE COMPANY


Date: 8/15/18                     By: /s/ Terry W. Burns
      -------------------------       ----------------------------------------
                                      Name: Terry W. Burns
                                      Title: Assistant Vice President
                                      Address for Notice:
                                      P.O. Box 368
                                      ----------------------------------------
                                      Indianapolis, IN 46206
                                      ----------------------------------------

                                      ----------------------------------------

                                      Facsimile Number:
                                      317-285-1488
                                      ----------------------------------------


                                  OneAmerica Securities, Inc.


Date: 8/15/18                     By: /s/ Matthew Fleetwood
      -------------------------       ----------------------------------------
                                      Name: Matthew Fleetwood
                                      Title: President
                                      Address for Notice:
                                      One American Sq.
                                      ----------------------------------------
                                      Indianapolis IN 46206
                                      ----------------------------------------

                                      ----------------------------------------

                                      Facsimile Number:
                                      317-285-4050
                                      ----------------------------------------

                                   SCHEDULE A

                                                                                                DIST.     SERV.
                                                                                                PLAN      PLAN    OTHER
FUND NAME                                                    CLASS     TICKER       CUSIP       FEE**     FEE     COMP**    TOTAL
----------------------------------------------------------  -------  ----------  ------------  -------  -------  --------  -------
Cohen & Steers Dividend Value Fund                             A        DVFAX     19248L105       0.25%    0.10%     0.10%    0.45%
Cohen & Steers Dividend Value Fund                             c        DVFCX     19248L204       0.75%    0.25%      N/A     1.00%
Cohen & Steers Dividend Value Fund                             I        DVFIX     19248L303        N/A     0.10%      N/A     0.10%
Cohen & Steers Dividend Value Fund                            R***      DVFRX     19248L402       0.50%     N/A      0.10%    0.60%
Cohen & Steers Dividend Value Fund                            Z***      DVFZX     19248L501        N/A      N/A       N/A      N/A
Cohen & Steers Institutional Realty Shares, Inc.              N/A       CSRIX     19247U106        N/A      N/A       N/A      N/A
Cohen & Steers Global Infrastructure Fund                      A        CSUAX     19248B107       0.25%    0.10%     0.10%    0.45%
Cohen & Steers Global Infrastructure Fund                      c        csucx     19248B305       0.75%    0.25%      N/A     1.00%
Cohen & Steers Global Infrastructure Fund                      I        CSUIX     19248B404        N/A     0.10%      N/A     0.10%
Cohen & Steers Global Infrastructure Fund                     R***      CSURX     19248B503       0.50%     N/A      0.10%    0.60%
Cohen & Steers Global Infrastructure Fund                     Z***      CSUZX     19248B602        N/A      N/A       N/A      N/A
Cohen & Steers MLP & Energy Opportunity Fund                   A        MLOAX     19249F107       0.25%    0.10%     0.10%    0.45%
Cohen & Steers MLP & Energy Opportunity Fund                   c        MLOCX     19249F206       0.75%    0.25%      N/A     1.00%
Cohen & Steers MLP & Energy Opportunity Fund                   I        MLOIX     19249F305        N/A     0.10%      N/A     0.10%
Cohen & Steers MLP & Energy Opportunity Fund                  R***      MLORX     19249F503       0.50%     N/A      0.10%    0.60%
Cohen & Steers MLP & Energy Opportunity Fund                  Z***      MLOZX     19249F404        N/A      N/A       N/A      N/A
Cohen & Steers Global Realty Shares                            A        CSFAX     19247N102       0.25%    0.10%     0.10%    0.45%
Cohen & Steers Global Realty Shares                            c        CSFCX     19247N300       0.75%    0.25%      N/A     1.00%
Cohen & Steers Global Realty Shares                            I        CSSPX     19247N409        N/A     0.10%      N/A     0.10%
Cohen & Steers Global Realty Shares                           R***      GRSRX     19247N508       0.50%     N/A      0.10%    0.60%
Cohen & Steers Global Realty Shares                           Z***      CSFZX     19247N607        N/A      N/A       N/A      N/A
Cohen & Steers International Realty Fund                       A        IRFAX     19248H104       0.25%    0.10%     0.10%    0.45%
Cohen & Steers International Realty Fund                       c        IRFCX     19248H302       0.75%    0.25%      N/A     1.00%
Cohen & Steers International Realty Fund                       I        IRFIX     19248H401        N/A     0.10%      N/A     0.10%
Cohen & Steers International Realty Fund                      R***      IRFRX     19248H500       0.50%     N/A      0.10%    0.60%
Cohen & Steers International Realty Fund                      Z***      IRFZX     19248H609        N/A      N/A       N/A      N/A
Cohen & Steers Real Estate Securities Fund                     A        CSEIX     191912104       0.25%    0.10%     0.10%    0.45%
Cohen & Steers Real Estate Securities Fund                     c        CSCIX     191912302       0.75%    0.25%      N/A     1.00%
Cohen & Steers Real Estate Securities Fund                     I        CSDIX     191912401        N/A     0.10%      N/A     0.10%
Cohen & Steers Real Estate Securities Fund                    R***      CIRRX     191912500       0.50%     N/A      0.10%    0.60%
Cohen & Steers Real Estate Securities Fund                    Z***      CSZIX     191912609        N/A      N/A       N/A      N/A
Cohen & Steers Realty Shares                                  N/A       CSRSX     192476109        N/A      N/A       N/A      N/A
Cohen & Steers Preferred Securities and Income Fund            A        CPXAX     19248X109       0.25%    0.10%     0.10%    0.45%
Cohen & Steers Preferred Securities and Income Fund            c        CPXCX     19248X208       0.75%    0.25%      N/A     1.00%

Cohen & Steers Preferred Securities and Income Fund            I       CPXIX      19248X307        N/A     0.10%      N/A     0.10%
Cohen & Steers Preferred Securities and Income Fund           R***     CPRRX      19248X406       0.50%     N/A      0.10%    0.60%
Cohen & Steers Preferred Securities and Income Fund           Z***     CPXZX      19248X505        N/A      N/A       N/A      N/A
Cohen & Steers Real Assets Fund                                A       RAPAX      19249C104       0.25%    0.10%     0.10%    0.45%
Cohen & Steers Real Assets Fund                                c       RAPCX      19249C203       0.75%    0.25%      N/A     1.00%
Cohen & Steers Real Assets Fund                                I       RAPIX      19249C302        N/A     0.10%      N/A     0.10%
Cohen & Steers Real Assets Fund                              R***      RAPRX      19249C401       0.50%     N/A      0.10%    0.60%
Cohen & Steers Real Assets Fund                              Z***      RAPZX      19249C500        N/A      N/A       N/A      N/A
Cohen & Steers Low Duration Preferred and Income Fund          A       LPXAX      19249L104       0.25%    0.10%*    0.10%    0.45%
Cohen & Steers Low Duration Preferred and Income Fund          c       LPXCX      19249L203       0.75%    0.25%*     N/A     1.00%
Cohen & Steers Low Duration Preferred and Income Fund          I       LPXIX      19249L302        N/A     0.10%      N/A     0.10%
Cohen & Steers Low Duration Preferred and Income Fund        R***      LPXRX      19249L401       0.50%     N/A      0.10%    0.60%
Cohen & Steers Low Duration Preferred and Income Fund        Z***      LPXZX      19249L500        N/A      N/A       N/A      N/A

--------
      [ ] Check here if Class A Shares are sold at NAV pursuant to a qualifying arrangement described in the Funds' Prospectuses.

      * It is recognized that certain parties may not be permitted to collect distribution fees under the Fund's Distribution Plan, and if Administrator is such a party, It will not accept such fees. Fees received pursuant to a Plan are subject to Distributor's receipt of such fees from the Fund pursuant to the relevant Plan. Each Plan is terminable by a Fund's Board of Directors at any time.

      ** Paid by Distributor or the Funds' investment advisor out of their own resources.

      *** Only offered to certain investors as set forth in the prospectus.

                                                                      SCHEDULE B

                              SHAREHOLDER SERVICES

Administrator shall be responsible for the following, unless an item is the responsibility of Distributor pursuant to the relevant Matrix Level for Accounts maintained through Networking:

1.    establishing and maintaining the Accounts;

2. accepting orders for the purchase and redemption of Shares and transmitting such orders to Distributor;

3. tracking, collecting from Plan Representative or Participants and remitting to Distributor any applicable redemption fee to be deducted from Plan Representative or Participants' Share redemption proceeds in accordance with the Prospectuses;

4. disbursing dividends and distributions to Plan Representative or Participants and/or arranging for reinvestment in Shares;

5. delivering Fund Documentation to Plan Representative or Participants and prospective Plan Representative or Participants as required by applicable law and delivering the Privacy Policy if requested by Distributor;

6. providing Plan Representative or Participants with a schedule of services and any fees that Administrator may charge Plan Representative or Participants directly for such services;

7. maintaining a record of each Plan Representative or Participant's name, address (including zip code) and taxpayer identification number; the time, date and price for all Share transactions; and the number of Shares held by such Plan Representative or Participant;

8. preparing, filing and transmitting all federal, state and local government returns and reports as required by law;

9. providing the Funds or their designee with Account registration and other information and updates to such information, including addresses, tax identification numbers, tax withholding information and the selection of Account options and privileges (registration information must be received prior to any trade activity and a Fund may reject any form of pending registration);

10. as required by law, preparing and transmitting to Plan Representative or Participants periodic account statements showing, among other appropriate information, the total number of Shares owned and the net asset value of Shares as of the statement closing date, purchases and redemptions of Shares during the period and other distributions during the statement period (whether paid in cash or reinvested);

11. making Administrator's employees available during normal business hours to consult with Distributor or its designees concerning the performance of Administrator's responsibilities under this Agreement;

12.   maintaining all other records as required by law; and

13. providing such other information and services as the Funds reasonably may request, to the extent permitted by applicable law, rule or regulation.

                             DISTRIBUTION SERVICES

Administrator shall be responsible for providing the following services, in connection with each Fund's Distribution Plan pursuant to Rule 12b-1 under the 1940 Act, to their Plan Representative or Participants with respect to such
Funds:

      - render assistance in connection with the distribution of the Fund's shares;

      - advertising and printing and distributing of prospectuses to prospective Participants; and

      -     any other distribution and marketing services.

                                                                      SCHEDULE C

                              OPERATING PROCEDURES

GENERAL

- Orders that Administrator receives from Plan Representative or Participants by the close of regular trading (the "Close of Trading") on the New York Stock Exchange (the "NYSE") (usually 4:00 p.m., Eastern time) on each day on which a Fund calculates its net asset value (as described in the Prospectuses, a "Business Day") shall be treated by Distributor and Administrator as though received on that Business Day. Orders that Administrator receives after the Close of Trading shall be treated by Distributor and Administrator as though received on the next Business Day.

- Distributor will use commercially reasonable efforts to make available to Administrator each Fund's net asset value per Share on each Business Day as soon as reasonably practicable after calculation-usually 7:00 p.m., Eastern time.

- Each Fund or its agent will furnish to Administrator notice of the declaration of any dividends or distributions payable by the Fund. This information will include the record and payable dates.

- Dividends and distributions will be automatically reinvested at net asset value in accordance with the Prospectuses unless otherwise instructed by Administrator.

- In the event that Administrator does not make timely payment for purchases of Shares in accordance with this Agreement, Distributor reserves the right, at its option and without notice to Administrator, to sell the Shares ordered back to the relevant Fund or Funds, and Administrator shall be responsible for resulting Losses to the Funds pursuant to Section 11 of this Agreement.

FOR TRANSACTIONS THROUGH THE NSCC'S FUND/SERV SERVICE

- Each party (a) represents that it has entered into a membership agreement with the NSCC and it is eligible to participate in the NSCC's Fund/SERV system and (b) agrees to perform all duties assigned to it by the NSCC and to conduct its activities in accordance with the rules, regulations, policies and procedures of the NSCC, as applicable, which are incorporated herein.

- Administrator shall use its best efforts to transmit all Account transactions through Fund/SERV by 8:00 p.m., Eastern time each Business Day or, if Administrator is using the Defined Contribution Clearing Service of the NSCC ("DCCS") and uses the settlement override indicator, 6:00 a.m. on the next Business Day ("T+1"). If Administrator fails to transmit such transactions through Fund/SERV by 12:00 a.m., Eastern time on T+1, or, if Administrator is using DCCS and uses the settlement override indicator, by 6:00 a.m. on T+1, Administrator shall notify Distributor by 9:00 a.m., Eastern time on T+1 of such failure.

FOR MANUAL TRANSACTIONS

Unless processed using the NSCC's Fund/SERV interfaces in the customary manner as prescribed by the NSCC, operational responsibilities will be executed as follows:

- For trades placed on T+1 for investment at the prior Business Day's net asset value:

      (a) Trade orders for the Accounts must be communicated to Distributor by Administrator prior to 9:00 a.m., Eastern time on T+1 (the "Order Deadline") in the manner agreed between the parties;

      (b) Administrator will wire, or arrange for the wire of, the purchase price of each purchase order to the Funds' custodian (the "Custodian") as Distributor shall direct in writing so that either
            (i) such funds are received by the Custodian prior to 11:30 a.m., Eastern time on

            T+1, or (ii) Administrator provides Distributor or its designee a federal funds wire system reference number prior to 11:30 a.m., Eastern time on T+1 evidencing the entry of the wire transfer of the purchase price prior to such time; and

      (c) Distributor or its designee shall transmit by wire the proceeds of net redemption orders placed by the Order Deadline by Administrator to the appropriate custodial account.

- Distributor will make available confirmations of each executed trade the next Business Day following receipt of the trade from Administrator. Administrator shall promptly inform Distributor of any discrepancies.

- Distributor will make Account statements available no less frequently than each calendar quarter.

                                      C-2